UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

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SECOND SIGHT MEDICAL PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

April 30, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Second Sight Medical Products, Inc. to be held at 10:00 a.m., local time, on Tuesday, June 6, 2017, at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2017 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Sincerely,

/s/ Jonathan Will McGuire
Jonathan Will McGuire
President and Chief Executive Officer

SECOND SIGHT MEDICAL PRODUCTS, INC.

12744 San Fernando Road, Suite 400
Sylmar, California 91342

(818) 833-5000

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2017

To the Stockholders of Second Sight Medical Products, Inc.:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Second Sight Medical Products, Inc., a California corporation, will be held on Tuesday, June 6, 2017 at 10:00 a.m., local time, at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342, for the following purposes:

1.	To elect the six nominees to the Board of Directors nominated by the Board of Directors;

2.	To approve an amendment to Second Sight's 2011 Equity Incentive Plan that will increase the maximum number of shares of common stock which may be issued under the Plan from 7.5 million shares to 9.5 million shares of common stock;

3.	To approve an amendment to Second Sight's 2015 Employee Stock Purchase Plan that will increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares;

4.	To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2017; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Proxy Statement accompanying this Notice describes each of these items of business in detail. Only stockholders of record at the close of business on May 3, 2017, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any continuation, adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting. If you plan to attend the Annual Meeting and you require directions, please call us at (818) 833-5000.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided as soon as possible.

By Order of the Board of Directors

/s/ Jonathan Will McGuire
Jonathan Will McGuire
President and Chief Executive Officer

Dated: April 30, 2017

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TABLE OF CONTENTS

Page No.
The Proxy Procedure	3

About the Annual Meeting: Questions and Answers	4

Governance of the Company	10

Proposal 1 — Election of Directors	13

Proposal 2 — Approve increase in number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 7.5 million shares to 9.5 million shares of common stock	16

Proposal 3 — Approval of an amendment to Second Sight's 2015 Employee Stock Purchase Plan that will increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares	18

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm	21

Executive Compensation and Related Information	22

Security Ownership of Certain Beneficial Owners and Management	28

Certain Relationships and Related Transactions	30

Requirements for Advance Notification of Nominations and Stockholder Proposals	30

Other Matters	30

Appendix A — Second Sight Medical Products, Inc. 2015 Employee Stock Purchase Plan as Amended	A-1

THE PROXY PROCEDURE

This Proxy Statement and the accompanying proxy card are first being mailed, on or about May 12, 2017, to owners of shares of common stock of Second Sight Medical Products, Inc. (referred to in this Proxy Statement as “we,” “us,” “Second Sight” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our Annual Meeting of stockholders to be held on June 6, 2017 at 10:00 a.m. PDT at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342 (which we refer to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2017:

The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report on Form 10-K may also be accessed via our website at www.secondsight.com.

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

(818) 833-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. ON June 6, 2017

INTRODUCTION

This Proxy Statement and the accompanying Proxy Card is first being mailed on or about May 12, 2017. We are sending it to you to solicit proxies for voting at the Annual Meeting of our stockholders.

ABOUT THE ANNUAL MEETING: QUESTIONS AND ANSWERS

Proxy Materials

Q:	Why am I being asked to review these materials?

A:	Second Sight Medical Products, Inc., also referred to herein as “Second Sight”, the “Company” or “we”, is providing these proxy materials to you in connection with the solicitation of proxies by the Company’s Board of Directors for use at an Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 6, 2017 at 10:00 a.m., local time, at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342. If necessary the meeting may be continued at a later time. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The proxy materials include:

•	our proxy statement for the Annual Meeting of Stockholders;

•	our 2016 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	a proxy card or a voting instruction card for the Annual Meeting.

Q:   What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board and Board committees, the compensation of our directors and certain executive officers for fiscal year 2016 and other required information.

Q:	How may I obtain a paper copy of the proxy materials?

A:	You may request paper copies of the proxy materials for the Annual Meeting by telephoning (818) 833-5000, or by sending an e-mail to investors@secondsight.com.

Q:	What does it mean if I received more than one proxy or voting instruction form?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy you receive to ensure that all of your shares are voted.

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Q:	I share an address with another stockholder, and we received more than one paper copy of the proxy materials. How do we obtain a single copy in the future?

A:	Stockholders of record sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact our transfer agent whose contact information is provided on page 8 below. Beneficial owners of shares held through a broker, trustee or other nominee sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact Thomas B. Miller at:

Second Sight Medical Products, Inc.
12744 San Fernando Road, Suite 400
Sylmar, California 91342

Q:	What does it mean if I received more than one proxy or voting instruction form?

A:	You may receive more than one notice, or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive to vote the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).

Q:	How may I obtain a copy of the Company’s 2016 Form 10-K and other financial information?

A:	Stockholders may request a free copy of our 2016 Annual Report, which includes our 2016 Form 10-K, from:

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

Alternatively, a copy of our Form 10-K is available at the Investor Relations section of our website: http://investors.secondsight.com/sec.cfm

We also will furnish any exhibit to our Form 10-K for 2016 if specifically requested.

Voting Information

Q:	What matters will the Company stockholders vote on at the Annual Meeting?

A:	There are four proposals to be considered and voted on at the meeting. The proposals to be voted on are:

Proposal 1 — To elect the six nominees to the Board of Directors nominated by the Board of Directors to serve for terms of one year each or until the election and qualification of their successors;

Proposal 2 — To approve an amendment to the Second Sight 2011 Equity Incentive Plan that will increase the maximum number of shares of common stock that may be issued under the Plan from 7.5 million shares to 9.5 million shares of common stock;

Proposal 3 — To approve an amendment to Second Sight's 2015 Employee Stock Purchase Plan that will increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares; and

Proposal 4 — To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment thereof or postponement thereof. As of the record date we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote the shares as recommended by the Board, or if no recommendation is given in their own discretion.

For a more detailed discussion of each of these proposals, please see the information included elsewhere in the proxy statement relating to these proposals.

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Q:	What are the Board’s voting recommendations?

A:	The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the nominated directors (see Proposal 1);

•	“FOR” approval of an amendment to Second Sight's 2011 Equity Incentive Plan that will increase the maximum number of shares of common stock that may be issued under the Plan from 7.5 million shares to 9.5 million shares of common stock (Proposal 2);

•	“FOR” approval of an amendment to Second Sight's 2015 Employee Stock Purchase Plan that will increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares (Proposal 3); and

•	“FOR” the ratification of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 4).

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Each holder of shares of our common stock issued and outstanding as of the close of business on May 3, 2017, the record date for the Annual Meeting, is entitled to cast one vote per share on all items being voted upon at the Annual Meeting. You may cumulate your votes in favor of one or more director nominees. Please see “Is cumulative voting permitted for the election of directors” below on page 8. You may vote all shares owned by you as of this time, including shares held for you as the beneficial owner through a broker, trustee or other nominee.

On the record date, the Company had approximately 56,365,629 shares of common stock issued and outstanding.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote your shares during the meeting.

•	Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares by proxy at the Annual Meeting (which must be voted prior to the Annual Meeting).

Q:	If I hold my shares in street name through my broker, will my broker vote these shares for me?

A:	If you provide instructions on how to vote by following the instructions provided to you by your broker, your broker will vote your shares as you have instructed. If you do not provide your broker with voting instructions, your broker will vote your shares only if the proposal is a “routine” management proposal on which your broker has discretion to vote. Under Nasdaq Stock Market Business Conduct Rules, to which your broker is subject, your broker may refrain from voting uninstructed shares for elections of directors and other matters such as those involving the proposals in this proxy statement without instruction from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Q:	How do I vote?

A:	You may vote over the Internet, by mail or in person at the Annual Meeting. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

Vote by Internet.  You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, June 5, 2017. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote in person or return a proxy card.

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Vote by Mail.  If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope that is provided. Please mail your proxy card promptly to ensure that it is received before closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.  If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by Internet or by mail, you will be designating Jonathan Will McGuire, our President and Chief Executive Officer, and/or Thomas Miller, our Chief Financial Officer and Corporate Secretary, as your proxy(ies). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides.

Q:	What is a proxy?

A:	A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Jonathan Will McGuire, our President and Chief Executive Officer, and/or Thomas Miller, our Chief Financial Officer and Corporate Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to management.

Q:	How are votes counted, and what affect do abstentions and broker non-votes have on the proposals?

A:	In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. You also may cumulate your votes as described below.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the rules of the New York Stock Exchange, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 4 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR the approval of an amendment to the 2011 Equity Incentive Plan that will increase the maximum number of shares of common stock that may be issued under the Plan from 7.5 million shares to 9.5 million shares of common stock, FOR the approval of adding 500,000 shares of common stock to the pool available for issuance under the Company’s Employee Stock Purchase Plan, and FOR ratification of the appointment of our independent registered public accounting firm).

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Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election. Each nominee receiving more votes “for” his or her election than votes “against” his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the Annual Meeting.

Q:	Is cumulative voting permitted for the election of directors?

A:	Yes, you may choose to cumulate your vote in the election of directors. Cumulative voting applies only to the election of directors and allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are six directors to be elected at the Annual Meeting, you may allocate 600 “FOR” votes (6 times 100) among as few or as many of the six nominees to be voted on at the Annual Meeting as you choose. You may not cumulate your votes against a nominee.

If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Jonathan Will McGuire. or Thomas Miller, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Q:	What percentage of our common stock do our directors and officers own?

A:	As of April 15, 2017, our current directors and executive officers beneficially owned approximately 50.9% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on pages 28-29 for more details.

Q:	What if I have questions for our transfer agent?

A:	Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Q:	What happens if I abstain?

A:	Abstentions are counted as present at the meeting for purposes of determining whether there is a quorum but are not counted as votes cast.

Q: May I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the vote during the Annual Meeting.

If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below prior to your shares being voted; or (3) participating in the Annual Meeting and voting your shares electronically during the Annual Meeting. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in person at the Annual Meeting.

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

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Annual Meeting Information

Q:	How can I attend the Annual Meeting?

A:	You are invited to attend this year’s Annual Meeting that will be held at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342. You are entitled to participate in the Annual Meeting only if you were the Company’s stockholder or joint holder as of the close of business on May 3, 2017 or if you hold a valid proxy for the Annual Meeting.

Q:	What is a quorum?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and California law. A majority of the shares of common stock outstanding and entitled to vote, by proxy or at the Annual Meeting, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were at total of 56,365,629 shares of common stock outstanding, which means that 28,182,815 shares of common stock must be represented by proxy or in person at the Annual Meeting to have a quorum.

Q:	What if a quorum is not present at the Annual Meeting?

A:	If a quorum is not present at the scheduled time of the Annual Meeting, then either the chairman of the Annual Meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting are authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Jonathan Will McGuire and Thomas B. Miller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will count the votes?

A:	Our Chief Financial Officer and Corporate Secretary, Thomas B. Miller, will act as the inspector of election and tabulate all votes, affirmative and negative, as well as abstentions and broker non-votes.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

Q:	What is the deadline to propose actions (other than director nominations) for consideration at next year’s Annual Meeting of stockholders?

A:	You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than January 12, 2018. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

Deadlines for the nomination of director candidates are discussed below.

Q:	How may I recommend individuals to serve as directors and what is the deadline for a director recommendation?

A:	You may recommend director candidates for consideration by the Nominating and Governance Committee of the Board. Any such recommendations should include verification of the stockholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. See “Proposal No. 1—Election of Directors—Director Nominee Experience and Qualifications” for more information regarding our Board membership criteria.

A stockholder may send a recommended director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our Annual Meeting.

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Q:	How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and director nominations?

A:	You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Our Bylaws also are available on the SEC website as Exhibit 3.2 to our Registration Statement on Form S-1 filed on August 12, 2014.

Further Questions

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary and Chief Financial Officer, Thomas B. Miller.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the California Corporations Code and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board at 12744 San Fernando Road, Suite 400, Sylmar, California 91342. These communications will be reviewed by the office of the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each meeting of the Nominating and Governance Committee, the Corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors currently serving on the Board, including those nominated for election at the Annual Meeting with the exception of Jonathan Will McGuire, who is employed as our Chief Executive Officer and President, and Robert J. Greenberg, who is employed as our Chairman of the Board, are independent directors under NASDAQ’s rules.

Board Meetings and Committees of our Board

The Board has three standing committees each of which has the composition described below and responsibilities that satisfy the independence standards of the Securities Exchange Act of 1934 and NASDAQ’s rules: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Mr. Pfeffer is Chairman of the Audit Committee, Mr. Link is Chairman of the Compensation Committee, and of the Nominating and Governance Committee. During the year ended December 31, 2016, the Board held six meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings, and the Nomination and Governance Committee held no meetings. Each of our directors attended at least 75% of the aggregate Board meetings and meetings of the Board committee(s) of which he is a member. We do not have a policy with regard to Board attendance at the Annual Meeting.

Audit Committee

The Audit Committee consists of Matthew Pfeffer, William Link, Gregg Williams and Aaron Mendelsohn, four non-employee directors, all of whom are “independent” as defined under section 5605 (a)(2) of the NASDAQ Listing Rules. Mr. Pfeffer is a chair of the Audit Committee. In addition, the Board has determined that Mr. Pfeffer, qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (SEC). The Audit Committee met four times during 2016 with all members in attendance at the meetings, except for Mr. Mendelsohn who was not in attendance at one of the meetings. The role of the Audit Committee is to:

•	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

•	oversee management’s maintenance of internal controls and procedures for financial reporting;

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•	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

•	oversee the independent auditor’s qualifications and independence;

•	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

•	prepare the report required by the rules of the SEC to be included in our Proxy Statement; and

•	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

A copy of the charter of the Audit Committee is available on our website at www.secondsight.com (under “About Us – Corporate Governance”).

Compensation Committee

The Compensation Committee consists of William Link, Gregg Williams and Matthew Pfeffer, three non-employee directors, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee met three times during 2016 with all members in attendance at the meetings, except for Mr. Williams who was not in attendance at one of the meetings. The role of the Compensation Committee is to:

•	develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

•	review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;

•	review, approve and recommend to the Board the aggregate number of equity awards to be granted to employees below the executive level;

•	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and

•	prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.secondsight.com (under “About Us – Corporate Governance”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Governance Committee

The Nominating and Governance Committee consists of William Link and Gregg Williams, two non-employee directors, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Nominating and Governance Committee did not meet during 2016. The role of the Nominating and Governance Committee is to:

•	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•	review planning for succession to the position of Chairman of the Board and Chief Executive Officer and other senior management positions;

•	annually recommend to the Board persons to be nominated for election as directors;

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•	recommend to the Board the members of all standing Committees;

•	adopt or develop for Board consideration corporate governance principles and policies; and

•	periodically review and report to the Board on the effectiveness of corporate governance procedures and the Board as a governing body, including conducting an annual self-assessment of the Board and its standing committees.

A copy of the charter of the Nominating and Governance Committee is available on our website www.secondsight.com (under “About Us – Corporate Governance”).

Policy with Regard to Security Holder Recommendations

The Nominating and Governance Committee does not presently have a policy with regard to consideration of any director candidates recommended by security holders. No security holder (other than members of the Nominating and Governance Committee) has recommended a candidate to date.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions who each will represent the best interests of the Company and its stockholders. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in medical devices, bio-technology, intellectual property, early stage high technology companies, research and development, strategic planning, business development, compensation, finance, accounting and banking.

Our Board believes that the directors nominated collectively have the experience and skills effectively to oversee the management of the Company, including a high level of personal and professional integrity, an ability to exercise sound business judgement on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties.

Compensation Committee Interlocks and Insider Participation

During 2016, William Link, Gregg Williams and Matthew Pfeffer served on the Compensation Committee. None of these individuals has ever been an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. The Code of Ethics is available on our website at www.secondsight.com (under “About Us – Code of Business Conduct and Ethics”).

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board — Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee — Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Governance Committee — Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee — Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

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Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Corporate Governance Committee reviews issues involving potential conflicts of interest, other than Related Party transactions, which are reviewed by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company believes that in 2016 all of its directors, officers and applicable stockholders timely filed these reports.

PROPOSALS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF
PROPOSALS 1 THROUGH 4 BELOW.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board currently has six members. Our Board has nominated each of our incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

Our Director Qualifications and Diversity guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the Nominating and Governance Committee takes into account a potential director’s ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our stockholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them:

Nominee’s or Director’s Name	Year First Became Director	Position with the Company

Jonathan Will McGuire	2015	President, Chief Executive Officer and Director
Robert J. Greenberg	1998	Chairman of the Board and Director
William J. Link	2003	Independent Director
Aaron Mendelsohn	1998	Independent Director
Gregg Williams	2009	Independent Director
Matthew Pfeffer	2015	Independent Director

Jonathan Will McGuire, 54, Chief Executive Officer, President and Director

Biographical information for Mr. McGuire is set forth under “Executive Compensation and Related Information”. Our board believes that Mr. McGuire’s executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

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Robert J. Greenberg, 49, Chairman of the Board of Directors

Biographical information for Dr. Greenberg is set forth under “Executive Compensation and Related Information”. Our board believes that Dr. Greenberg’s unique and extensive scientific, technical and business experience together with his leadership skills make him well qualified to continue serving as one of our directors.

William J. Link, 71, Director and Chairman of the Compensation Committee

Mr. Link has been a member of our Board of Directors since 2003. Mr. Link is a co-founder and managing director of Versant Ventures, a venture capital firm specializing in early-stage investing in healthcare companies, since its inception in 1999. Prior to co-founding Versant Ventures, Mr. Link was a general partner at Brentwood Venture Capital from 1998 to present. Mr. Link also founded and served as chairman and CEO of Chiron Vision, a subsidiary of Chiron Corporation specializing in ophthalmic surgical products, from 1986 to 1997 which was sold to Bausch + Lomb in 1997. Prior to Chiron Vision, Mr. Link founded in 1978 and served as President of American Medical Optics (AMO), a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Mr. Link also served on the Board of AMO’s successor company, Advanced Medical Optics (AMO) which was acquired by Abbott in 2009, from 2002 to 2009. Mr. Link was an Assistant Professor in the Department of Surgery at the Indiana University School of Medicine from 1973 to 1976. Mr. Link received his BSc, MSc and Ph.D. from Purdue University. Our board has concluded that Mr. Link’s senior executive history with a focus on medical products as well as his extensive financial and other experience with technology companies in general, including his experience of serving on other boards of directors make him a qualified and valued member of our board.

Aaron Mendelsohn, 66, Director

Mr. Mendelsohn is a founder and has been a director of Second Sight since inception. Mr. Mendelsohn served on the board of Advanced Bionics since shortly after its founding in 1993 until its sale in 2004. Mr. Mendelsohn was also a founder and director of MRG from its inception in 1998 until its sale in 2001 to Medtronic, Inc.  Mr. Mendelsohn previously served on the board of directors for the Alfred E. Mann Institute for Biomedical Engineering at the University of Southern California since its inception in 1998 until about mid 2016. Mr. Mendelsohn is a founder and since 2007 a director of Nanoprecision Holding Company, Inc., a world leader in manipulating materials at nanometer scale. He is also a founder and director of Nanoprecision Medical, Inc, a drug delivery company working in nanotechnology, since its inception in 2011. Mr. Mendelsohn is a founder and serves as Chairman of the Maestro Foundation since it was organized in 1983. The Maestro Foundation is a leading non-profit musical philanthropic organization which hosts a premier chamber music series and lends professional-level instruments and bows to young, career-bound classical musicians. Mr. Mendelsohn received his B.A. from UCLA and J.D. from Loyola University School of Law Los Angeles. Our board believes that Mr. Mendelsohn’s business experience, including his experience as a founder, board member and executive officer of medical device companies, combined with his financial experience, business acumen and judgment provide our Board with valuable managerial and operational expertise and leadership skills making him well qualified to continue serving as one of our directors.

Gregg Williams, 58, Director

Mr. Williams has been a member of our Board of Directors since June 2009. Mr. Williams has been the Chief Executive Officer at Williams International, a leading developer and manufacturer of small gas turbine engines, since April 2005. Mr. Williams received a Bachelor of Science in Engineering from the University of Utah in 1982. He is a board member of General Aviation Manufacturers Association. Our board believes that Mr. William’s executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

Matthew Pfeffer, 60, Director and Chairman of Audit Committee

Mr. Pfeffer serves as Chief Executive Officer and Chief Financial Officer of MannKind Corporation since January 2016. Previously, he served as the Corporate Vice President and Chief Financial Officer of MannKind Corporation from April 2008 until January 2016. Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as Chief Financial Officer of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named Chief Financial Officer in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant. Our board believes that Mr. Pfeffer’s executive and managerial experience together with his leadership skills make him well qualified to continue serving as one of our directors.

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Vote Required

Each director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of our common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Will McGuire or Thomas Miller, will vote for a nominee or nominees designated by the Board.

There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted by Will McGuire or Thomas Miller, as proxy holders. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

You may cumulate your votes in favor of one or more of the director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the five persons who will be voted upon at the Annual Meeting. See “Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?” for further information about how to cumulate your votes. Will McGuire or Thomas Miller as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder’s votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast “AGAINST” or “ABSTAIN.”

Our Board recommends a vote “FOR” each of the nominees.

Director Compensation for 2016

During 2016 our non-employee directors were paid an annual retainer of $50,000 and our Chairman Emeritus of the Board an annual retainer of $75,000. Each of our non-employee directors who serves as a committee chair also receives $6,000 per year for his or her service as committee chair and non-chair committee members receive $4,000 per year for each committee on which he serves; provided, however, the Audit Committee chair’s additional retainer is $16,000 per year and each non-chair Audit Committee member’s additional retainer is $8,000 per year. All fees are paid in shares of our stock on June 1 of each year and the stock price per share value is determined by an average closing price of our stock for the preceding twenty trading days of our common stock on its principal exchange. Alfred E. Mann served as Chairman Emeritus of the Board until his resignation on February 11, 2016.

The following Director Compensation Table sets forth information concerning compensation for services rendered by our non-employee directors for fiscal year 2016. The amounts represented in the “Fees Earned or Paid in Cash” column reflects the stock compensation expense recorded by the Company and does not necessarily equate to the income that will ultimately be realized by the directors for such awards in lieu of actual cash fees, as noted above.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	Total ($)

Alfred E. Mann	10,155		10,155
William J. Link, Ph.D.	68,000		68,000
Aaron Mendelsohn	58,000		58,000
Gregg Williams	65,667		65,667
Matthew Pfeffer	70,000		70,000

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PROPOSAL 2 — APPROVe INCREASE IN NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER SECOND SIGHT’S 2011 EQUITY INCENTIVE PLAN FROM 7.5 MILLION SHARES TO 9.5 MILLION SHARES OF COMMON STOCK

We are asking our stockholders to consider and vote upon a proposal to approve an amendment to the Second Sight Medical Products, Inc. 2011 Equity Incentive Plan (as amended from time to time, the “Plan”).

On July 15, 2011, our Board adopted the Plan, and our stockholders approved the adoption of the Plan on July 21, 2011. The Plan was further amended in 2011, 2015 and 2016 to increase the maximum number of shares of common stock that may be issued under the Plan. On February 28, 2017, the Board adopted an amendment to the Plan that, contingent on and subject to approval of our stockholders at the Annual Meeting, would increase the maximum number of shares of common stock that may be issued under the Plan by 2,000,000 shares – from 7,500,000 shares to 9,500,000 shares.

If the stockholders approve the amendment to the Plan, the amendment will become effective on the date of the Annual Meeting, which is scheduled for June 6, 2017. If the stockholders fail to approve the amendment to the Plan, the Plan will continue and remain as is without any changes thereto, and compensatory option grants will continue to be granted thereunder to the extent of shares of common stock available for issuance. As of May 3, 2017, the record date, approximately 594,494 shares of common stock remained available for issuance under the Plan (without giving effect to additional shares that may become available upon the future expiration, forfeiture, or cancellation of outstanding awards). Our Board believes that if the amendment to the Plan is not approved, our ability to align the interests of key service providers with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit and retain key employees or requiring us to shift our compensation plan to include more cash compensation.

Summary of the Material Terms of the Plan, As Amended

A summary of the material terms of the Plan, as amended in 2016, is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan, as amended, a copy of which is attached as Appendix A to the Proxy Statement we filed with the SEC on April 15, 2016, and which is incorporated by reference into this proposal.

Purpose

The Plan is intended to encourage the key service providers of the Company to have a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its equity owners.

Administration

The Plan is administered by the Compensation Committee, which consists of William J. Link, Gregg Williams and Matthew Pfeffer appointed by our Board. The Compensation Committee has the authority to determine the terms and conditions of awards and to interpret and administer the Plan.

Share Reserve and Limitations

The maximum number of shares of common stock reserved for issuance under the Plan is 7,500,000 shares and, if the amendment to the Plan is approved, will be increased by 2,000,000 shares to 9,500,000 shares of common stock. As of April 28, 2017, the fair market value of a share of common stock, based on the closing price reported on NASDAQ for that date, is $1.16.

No employee of the Company may be eligible to be granted options covering more than 1,000,000 shares of common stock during any calendar year.

Types of Awards; Eligibility

The Plan permits the Company to grant options and RSUs (“awards”) to our employees and to employees of our controlled subsidiaries. From time to time, the Company may also elect to grant awards to non-employees who are natural persons where it is determined that such grant is in the best interests of the Company. As of the date of this Proxy Statement, approximately 100 employees of the Company and our controlled subsidiaries were eligible to participate in the Plan.

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Options

The Compensation Committee may grant options under the Plan. The term of an option may not exceed 10 years. The Compensation Committee determines the exercise price of an option. Payment of the exercise price may be made in cash, shares, or other property acceptable to the Compensation Committee, as well as other types of consideration permitted by applicable law. After the termination of service of a participant, he or she (or, if applicable, his or her estate or beneficiary) may exercise his or her option for the period of time stated in his or her award agreement. Generally, if termination is due to death or disability, the option will remain exercisable for at least six months. In all other cases, the option will generally remain exercisable for at least 30 days following the termination of service. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of the Plan, the Compensation Committee determines the other terms of options. Unless the Compensation Committee provides otherwise, the Plan generally does not allow for the transfer of options, and only the participant may exercise an option during his or her lifetime.

RSUs

The Compensation Committee may grant RSUs under the Plan. Subject to the provisions of the Plan, the Compensation Committee determines the terms and conditions of RSUs, including the restricted period for all or a portion of the award and the restrictions and/or forfeiture events applicable to the award. RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of RSUs. During the period, if any, when RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee, a participant is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her RSUs. Participants holding RSUs will have no voting or dividend rights or other rights associated with share ownership.

Adjustments to Awards

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Plan, the Compensation Committee will adjust (i) the aggregate number, class, and kind of shares that may be delivered under the Plan, in the aggregate or to any one participant, and/or (ii) the number, class, and kind of shares subject to outstanding awards and the option price of options.

Change in Control

Unless the Compensation Committee provides otherwise in an applicable award agreement, upon the occurrence of a “change in control” (as defined in the Plan): (i) the vesting of all outstanding awards shall accelerate automatically immediately prior to the consummation of the change in control and (ii) awards may either be assumed or substituted for or be cancelled in exchange for consideration. If options will be not assumed or substituted for, the Compensation Committee must provide written notice not less than 15 days prior to the effective date of the proposed change in control.

Term; Amendment and Termination

The Plan was originally effective as of June 1, 2011 and will automatically terminate on May 31, 2021, unless earlier terminated pursuant to the Plan. Our Board has the authority to amend or terminate the Plan or an award agreement, provided such action does not impair the existing rights of any participant.

Summary of Certain Material U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the Plan for participants and the Company will depend on the type of award granted. The following summary description of certain material U.S. federal income tax consequences is intended only for the general information of our stockholders. This summary is not intended to be exhaustive, and the exact tax consequences to any participant depend upon his or her particular circumstances and other facts.  Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the Plan.

Non-qualified Stock Options.  An option holder generally recognizes no U.S. federal taxable income as a result of the grant of the option.  On the exercise of a non-qualified stock option, the option holder normally recognizes ordinary income in the amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the exercise date.  Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  On the sale of shares of common stock acquired by the exercise of a non-qualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code of 1986, as amended, we will be entitled to a business expense deduction in the same amount and generally at the same time as the option holder recognizes ordinary income.

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RSUs. A holder of RSUs generally recognizes no U.S. federal taxable income as a result of the grant of the RSUs. A holder of RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such holder at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code of 1986, as amended, we will be entitled to a business expense deduction in the same amount and generally at the same time as the holder recognizes ordinary income.

Plan Benefits

The grant of awards under Company plans is discretionary and neither the number of shares subject to awards nor the types of awards under Company plans to any particular eligible recipients or groups of eligible recipients is presently determinable.

Vote Required and Recommendation

The affirmative vote of the holders of shares of common stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

Our Board unanimously recommends that stockholders vote “FOR” the approval of the proposed increase of maximum number of shares of common stock that may be issued under Second Sight’s 2011 Equity Incentive Plan from 7.5 million shares to 9.5 million shares of common stock as described in this Proposal 2.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO SECOND SIGHT’S 2015 EMPLOYEE STOCK PURCHASE PLAN THAT WILL INCREASE THE MAXIMUM STATED NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE PLAN FROM 250,000 SHARES TO 750,000 SHARES.

We are asking our stockholders to consider and vote upon a proposal to approve an amendment to the Second Sight Medical Inc. 2015 Employee Stock Purchase Plan (referred to as the “ESPP”). On March 25, 2015, our Board adopted the ESPP and our stockholders approved the adoption of the ESPP to be effective June 1, 2015. On February 28, 2017, the Board adopted amendments to the ESPP that, contingent on and subject to approval of our stockholders at the Annual Meeting, would increase the number of shares of common stock that may be issued under the ESPP by 500,000 shares, exclusive of annual increases automatically effected under the ESPP on January 1, 2017 as described below.

If the stockholders approve the amended ESPP, it will become effective on the date of Annual Meeting, which is scheduled for June 6, 2017. If the stockholders fail to approve the amended ESPP, the ESPP will continue and remain as is without any changes thereto. As of March 31, 2017, approximately 208,286 shares of common stock remained available for issuance under the ESPP. Our Board believes that the amended ESPP is in the best interests of the Company, as it provides a convenient way for the Company’s employees to purchase shares of the Company’s common stock at a discounted price, which stock ownership aligns their interests with that of our stockholders.

The Company has previously reserved a total of 250,000 shares of common stock for issuance under the ESPP and, until the Board or the Committee determine otherwise, the number of shares of common stock available for purchase by participating employees under the ESPP automatically increases on January 1st of each year, commencing January 1, 2016 and continuing until the expiration of the ESPP, in an amount equal to the lesser of (a) 1% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (b) One Hundred Thousand (100,000) shares of common stock. The total shares of common stock reserved for issuance under the ESPP represent less than 1% of the Company’s outstanding shares as of the Record Date.

Summary of the Amended ESPP

A summary of the material terms of the amended ESPP is provided below. A copy of the ESPP as amended is attached as Appendix A and is incorporated by reference.

Stock Subject to the ESPP. Originally, subject to adjustment as provided in the ESPP, the maximum number of shares of common stock reserved for issuance pursuant to the ESPP was 250,000 shares.  If the amendment to the ESPP is approved by the stockholders, subject to adjustment as provided in the ESPP, the maximum number of shares of common stock reserved for issuance pursuant to the ESPP will be 750,000 shares.  In addition, effective January 1, 2016 and continuing until the expiration of the ESPP, the number of shares of common stock available for purchase under the ESPP will automatically increase annually on January 1, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of the Company’s common stock as of December 31 of the immediately preceding year, or (ii) 100,000 shares of the Company’s common stock, except that the Board or the Committee may act prior to January 1 of any calendar year to provide for an increase of a lesser number of shares (which may be zero). In the event of any stock dividend, stock split, recapitalization, or other change in the capital structure of the Company, the Compensation Committee of our Board of Directors (for purposes of this discussion as to the ESPP, the “Committee”) will make appropriate adjustments in the number and kind of shares subject to the ESPP, the maximum number of shares that may be delivered under the ESPP, and the selling price and any other relevant provision of the ESPP.

Administration. Subject to the express provisions of the ESPP, the Committee has authority to interpret and construe the provisions of the ESPP, to adopt rules and regulations for administering the ESPP, and to make all other determinations necessary or advisable for administering the ESPP. The ESPP will be administered in order to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

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Eligibility. In general, all employees employed by the Company and its participating subsidiaries at the beginning of a purchase period are eligible to participate in the ESPP. As of March 31, 2017, there were approximately 100 employees eligible to participate in the ESPP, including seven executive officers. Employees must also be actively employed on the last day of the purchase period to purchase shares under the ESPP, except that in the event of a participant’s death, his or her legal representative may elect that such participant’s account balance be used to purchase shares on the purchase date for the then-current offering period. Participation in the ESPP is voluntary. The Committee may designate subsidiaries from time to time among a group consisting of the Company and its subsidiaries as eligible to participate in the ESPP as to its eligible employees. An employee who owns, or would own after the ESPP purchase, 5% or more of the Company’s outstanding shares, including rights to purchase stock as a result of ESPP participation, is ineligible to participate in the ESPP.

Plan Provisions. The ESPP is a broad-based plan that allows employees to purchase shares of the Company’s common stock at up to a 15% discount, measured at the lesser of the closing price of the Company’s Shares on (i) the first day of the Offering Period or (ii) on last day of the Purchase Period. The Committee shall determine the Offering Period and the Purchase Periods, and each Offering Period may consist of one or more Purchase Periods, as the Committee may determine. The ESPP, as initially administered, provides for six-month offering periods, the first day of which is an offering date under the ESPP. Employees fund their purchases through voluntary payroll deductions that accumulate, without interest, in accounts maintained in the employee’s name. A participant may contribute up to 15% of his or her gross base pay. All deductions are made on an after-tax basis.

Eligible employees may elect to become a participant in the ESPP by submitting a payroll deduction authorization form to the Committee or its designee, which will remain effective from offering period to offering period unless and until the participant files new enrollment documents or withdraws from the ESPP.

At the end of each purchase period, and unless the participant terminates employment or withdraws from the ESPP or an offering period on or before the purchase date, the amount credited to the employee’s account is applied to the purchase of Company shares at a price equal to the lesser of the closing price of the Company’s common stock on (i) the first day of the Offering Period or (ii) on last day of the Purchase Period, less the then-current discount. An employee may not purchase shares under the ESPP with a fair market value of more than $25,000 in any given calendar year. On April 28, 2017, the closing price of the Company’s common stock, as reported on the NASDAQ, was $1.16 per share. Shares purchased under the ESPP have the same voting, dividend and other rights as all other shares of Company common stock.

Shares of common stock purchased under the ESPP will be held in the custody of an agent appointed by the Board or the Committee. The Agent may hold the shares of common stock purchased under the ESPP in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees.

The Committee has the right to require any or all of the following with respect to shares of common stock purchased under the ESPP:

(a)	that a participating employee may not request that all or part of the shares of common stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one year has elapsed since the day the shares were purchased (the “Holding Period”);

(b)	that all sales of shares of common stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(c)	that participating employees abstain from selling or otherwise transferring shares of common stock purchased pursuant to the ESPP for a period lasting up to two years from the date the shares of common stock were purchased pursuant to the ESPP.

No participating employee may transfer or assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or the employee’s estate for his or her account, such certificate may be assigned the same as any other stock certificate.

Amendment and Termination of the ESPP. The Board may, at any time, amend the ESPP in any respect; provided, however, that the stockholders must approve any amendment that would increase the number of shares of common stock that may be issued under the ESPP (other than an increase merely reflecting a change in the Company’s capitalization or in connection with the annual increases automatically effected under the ESPP) or any change in the designation of any corporation (other than a subsidiary of the Company) whose employees may participate in the ESPP. The Board may terminate the ESPP at any time. Upon termination of the ESPP, cash balances then credited to participants’ accounts will be distributed as soon as practicable.

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Federal Income Tax Consequences to the Company and to Participants

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. A general summary of the federal income tax consequences regarding the ESPP is stated below. The summary is based on the law as in effect on the Record Date. The tax consequences of participating in the ESPP may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to both federal and state income tax considerations.

Tax Treatment of ESPP Participants. Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares acquired under the ESPP for at least two years after the offering date and at least one year after the purchase date (referred to as the Section 423 holding period), or if the participant dies while owning the shares, then the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the lesser of (a) the original discount on the share assuming the stock had been purchased on the offering date or (b) the excess of the fair market value of the share of common stock on the day of disposition over the price he or she paid for the share. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or otherwise disposes of the shares before the end of the Section 423 holding period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, which will be long-term if the shares have been held for more than one year.

Tax Treatment of the Company. If a participant recognizes ordinary income by selling or otherwise disposing of shares before the end of the Section 423 holding period, the Company will generally be entitled to a tax deduction equal to the participant’s ordinary income. Otherwise, the Company will not be entitled to any income tax deduction with respect to shares purchased under the ESPP.

Benefits to Named Executive Officers and Others

The benefits that will be received by participants, including the named executive officers, under the ESPP will depend on each individual’s elections to participate and the fair market value of the Company’s common stock at various future dates. Therefore, it is not possible to determine the benefits that will be received by named executive officers or other employees under the ESPP in advance.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock entitled to vote must exceed the votes cast against the proposal for the proposal to be approved.

Our Board unanimously recommends that stockholders vote “FOR” the approval of the proposed increase to the maximum stated number of shares of common stock which may be issued under Second Sight’s 2015 Employee Stock Purchase Plan from 250,000 shares to 750,000 shares of common stock as described in this Proposal 3.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2016 with management and with the Company’s independent registered public accounting firm, Gumbiner Savett Inc.;

•	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 1301, ”Communications with Audit Committee”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•	received and reviewed the written disclosures and letter from the independent auditors required by the PCAOB regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Gumbiner Savett Inc. matters relating to its independence from the Company and its management.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

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Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee of the Board
Matthew Pfeffer
Gregg Williams
William J. Link, Ph.D.

Aaron Mendelsohn

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has reappointed Gumbiner Savett Inc. as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017. Gumbiner Savett Inc. has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of Gumbiner Savett Inc. as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Gumbiner Savett Inc. as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2017. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accounting Fees and Services

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2016 and 2015 by Gumbiner Savett Inc.:

	December 31,
	2016	2015

Audit Fees(1)	$124,716	$97,500
Audit Related Fees(2)
Tax Fees(3)
All Other Fees(4)	19,507	5,400

Total Fees	$144,223	$102,900

____________________________
1.	“Audit Fees” are the aggregate fees of Gumbiner Savett Inc. attributable to professional services rendered to us for the audit of our annual financial statements and review of quarterly financial information.
2.	“Audit-Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Gumbiner Savett Inc. has not billed us for any Audit-Related Fees for each of the last two fiscal years.
3.	Tax Fees” consist of fees billed for services rendered for tax compliance, tax advice, and tax planning. Gumbiner Savett Inc. does not render such services to the Company.
4.	“All Other Fees” consist of fees billed for services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. In 2016 Gumbiner Savett, Inc. provided services to us in connection with our registration statement on Form S-1 that related to our registered rights offering which closed in June 2016. In 2015, Gumbiner Savett Inc. provided services to us in connection with our registration statement on Form S-8 related to employee benefit plans.

Pre-Approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. To date no such non-audit services have been requested of or performed by Gumbiner Savett, Inc.

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Gumbiner Savett Inc. Representatives at Annual Meeting

We expect that representatives of Gumbiner Savett Inc. will not be present at the Annual Meeting.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

The Board recommends that stockholders vote “FOR” ratification of the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2017 as described in this Proposal 4.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion

Overview

The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Compensation Committee is comprised exclusively of independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Process and Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, annual incentive compensation or bonus, long-term incentive compensation in the form of stock options or stock grants, and all other employment, severance and change-in-control agreements applicable to executive officers. Our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers, and typically recommends specific compensation packages for our executive officers based upon his assessment and evaluation of their performance.

Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance for the prior fiscal year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments to base salary and the grant of a target bonus and/or equity award, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer. The Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Executive Officers

Jonathan Will McGuire, 54, President, Chief Executive Officer and Director

Mr. McGuire has been our President and Chief Executive Officer since August 2015. Prior to that, Mr. McGuire worked at Volcano Corporation, where he was President of Americas Commercial since 2014 and prior to that, Senior Vice President and General Manager of Coronary Imaging, Systems and Program Management since 2013. Volcano, a global leader in intravascular imaging for coronary and peripheral applications and physiology, was acquired by Royal Philips in February 2015. Prior to joining Volcano, Mr. McGuire served as Vice President and General Manager of Patient Monitoring at Covidien. He previously served as President and Chief Executive Officer of AtheroMed, Inc., a venture capital-backed peripheral atherectomy company, prior to which he was Chief Operating Officer at Spectranetics Corporation, a publicly-traded medical device company. In addition, Mr. McGuire held various positions at Guidant Corporation from 1998 to 2005 including General Manager of Guidant Latin America; Director of U.S. Marketing for Vascular Intervention (VI); Director of Global Marketing for VI; and, Production Manager for Coronary Stents. Prior to 1998, Mr. McGuire held positions in Finance and Production at IVAC Medical Systems. A graduate of the Georgia Institute of Technology, Mr. McGuire received his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Robert J. Greenberg, 49, Chairman of the Board

Dr. Greenberg has been Chairman of our Board from August 2015. Prior to that, Dr. Greenberg served as the President, Chief Executive Officer and Director of Second Sight Medical Products, Inc. since its inception until August 2016. Prior to the formation of Second Sight, Dr. Greenberg worked co-managing the Alfred E. Mann Foundation and since February 2007 he has been chairman of that foundation. From 1997 to 1998, he served as lead reviewer for IDEs and 510(k)s at the Office of Device Evaluation at the US Food and Drug Administration in the Neurological Devices Division. In 1998, he received his medical degree from The Johns Hopkins School of Medicine. From 1991 to 1997, Dr. Greenberg conducted pre-clinical trials demonstrating the feasibility of retinal electrical stimulation in patients with retinitis pigmentosa. This work was done at the Wilmer Eye Institute at Johns Hopkins in Baltimore and led to the granting of his Ph.D. from the Johns Hopkins Department of Biomedical Engineering. His undergraduate degree was in Electrical Engineering and Biomedical Engineering from Duke University.

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Thomas B. Miller, 61, Chief Financial Officer

Mr. Miller has been our Chief Financial Officer since May 2014. From 2000 to 2014 he was Chief Financial Officer of Ixia, a public company engaged in the design and manufacture of network test and monitoring products for the telecommunications industry. From 1997 to 1999 he was the Director of Finance and Controller of CoCensys, a public biotechnology company engaged in the discovery and development of new drugs to treat neurological and psychiatric disorders. Mr. Miller received a Masters of Business Administration from the University of Southern California and a Bachelor of Arts, Economics from the University of California, Berkeley.

Gregoire Cosendai, 45, Vice President of European Operations

Mr. Cosendai was our Director of European Operations from 2008 to 2010 and has since 2010 been our Vice President of European Operations. Between 2005 and 2008 he acted as a consultant for Second Sight. From 2001 to 2008 he was director of business development for the Alfred E. Mann Foundation. From 1995 to 2001 he was clinical engineer at the ENT clinic at the Geneva Hospital. Mr. Cosendai received a PhD from EPFL Lausanne on developing new speech coding strategies for cochlear implants and a Master of Electrical Engineering (Ing. dipl. EPFL elec.) from EPFL Lausanne.

Edward Randolph, 59, Vice President of Manufacturing

Mr. Randolph has been our Vice President of Manufacturing since 2007. From 2003 to 2007, Mr. Randolph was Director of Manufacturing Engineering at Boston Scientific Corp., a worldwide manufacturer of medical devices and products. From 2001 to 2003, Mr. Randolph was a Director of Manufacturing Engineering at Cygnus, Inc., manufacturer of non-invasive transdermal drug delivery systems. Mr. Randolph received his Master of Science in Engineering from Stanford University and his Bachelor of Science in Architecture from Massachusetts Institute of Technology.

Stephen Okland, 53, Commercial Vice President, U.S. and Canada

Mr. Okland has been our Commercial Vice President, U.S. and Canada since March 2016. Prior to that Mr. Okland was with Sanford Rose Associates – Okland Group, Inc., where he served as President and specialized in commercial executive talent acquisition for early stage to mid-cap size companies in the medical device space. Previously, he served as Vice President, Worldwide Marketing and Sales, at Miramar Labs, Inc., a company that develops, manufactures, and distributes medical devices to treat dermatologic medical conditions, where he led all commercialization activities. At Medivance, Inc., Mr. Okland served as Vice President, Worldwide Marketing and U.S. Sales and directed the turnaround of all commercialization activities resulting in a $250 million acquisition by Bard Medical. At Spectranetics, Inc., as Vice President, U.S. Sales and Marketing, he directed all U.S. sales and marketing operations during a period when the company was named to Fortune’s 100 Fastest Growing Companies three years in a row. Mr. Okland also served as Chief Operating Officer of a medical device start-up company, directing and managing sales, marketing, R&D and manufacturing operations. He held positions of increasing responsibility during 12 years at Boston Scientific Corporation and at Johnson & Johnson Medical, Inc., where he began his career. He earned a Bachelor of Science degree from the University of Wisconsin and a Masters of Business Administration from Texas Christian University.

David Jacques, 54, Vice President – Research & Development

Mr. Jacques has been our Vice President – Research & Development since March 2017. From 2012 through 2016 he was a principal of his management consulting firm where his clients included various high tech companies including Second Sight Medical Products, Inc. His duties and responsibilities included analyzing existing and leading edge technologies, aiding in assembly of world class engineering teams, working with management to devise innovative systems and continuous improvement of enterprise systems, and managing multiple complex projects. From 2012 to 2014 Mr. Jacques also was founder and Chief Technology Officer of AcuteTeleCare, LLC, a developer of a next generation, state of the art telemedicine platform to facilitate rapid diagnosis and treatment for patients with acute conditions, such as cerebral stroke. From 2006 to 2012 Mr. Jacques also served as Vice President, Research & Development at Stereotaxis, Inc. where he was the company leader of all engineering teams specializing in organizational evaluation, role identification and structural effectiveness for a high-tech leading edge medical manufacturer. He earned a Bachelor of Science, Electrical Engineering degree from the University of Arizona.

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Summary Compensation Table for 2016

The following table provides information regarding the compensation of our named executive officers during 2016. As an emerging growth company, we have elected to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, or the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The amounts represented in the “Option Awards” column reflect the stock compensation expense recorded by the Company pursuant to ASC Topic 718 and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards. Individuals listed in the table below are sometimes referred to in this report as the “Named Executive Officers” or “NEOs”.

		Salary	Bonus	Option Awards	Other	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
		(1)	(2)	(3)	(4)

Will McGuire	2016	394,000	86,680	42,154	5,451	528,285
Chief Executive Officer (5)	2015	128,523	66,426	4,936,300	644	5,131,893

Robert J. Greenberg, M.D., Ph.D.	2016	394,000	86,680	113,975	13,410	608,065
Chairman (5)	2015	338,821	62,411	210,000	8,572	619,804
	2014	343,647	33,882	2,795,320	437,058	3,609,907

Thomas B. Miller	2016	281,000	39,340	75,686	5,079	401,105
Chief Financial Officer	2015	225,000	41,445	86,735	4,705	357,885
	2014	130,398	13,993	728,858	1,549	874,798

Anthony Moses (6)	2016	105,521	-	13,678	114,889	234,088
Former Commercial Vice President, the Americas	2015	150,804	-	978,000	51,109	1,179,913

Steve Okland	2016	235,467	-	370,500	2,108	608,075
Commercial Vice President, U.S. and Canada (7)

Edward Randolph	2016	237,084	29,280	22,796	4,031	293,191
Vice President of Manufacturing	2015	192,775	26,632	42,000	3,690	265,097
	2014	189,734	14,458	369,728	3,860	577,780

Gregoire Cosendai, Ph.D.	2016	283,695	-	22,796	16,198	322,689
Vice President of European	2015	234,150	-	42,000	13,657	289,807
Operations	2014	205,491	15,129	319,552	13,925	554,097

1.	Includes commissions earned and payable in 2016 of $47,300 for Mr. Okland, $36,410 for Mr. Cosendai and $5,500 for Mr. Moses. For 2015, includes commissions earned and payable of $32,000 for Mr. Moses and $33,175 for Mr. Cosendai.
2.	Represents the amounts earned and payable as cash bonuses for the indicated year.
3.	Represents the aggregate grant date fair value of stock option awards granted during the years shown as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. This calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing equity awards are described in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2016.

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4.	Includes contributions to the officer's retirement plan, and payments for supplemental life and health insurance plans. In addition, in 2014, 2015 and 2016, Dr. Greenberg received an $8,000 per year car allowance, and in 2014 Dr. Greenberg was granted debt forgiveness related to stock option exercises of $422,643. In 2015, Mr. Moses received a $50,000 relocation payment and a severance payment of $113,667.
5.	Effective August 18, 2015, Dr. Greenberg was appointed Chairman of the Board and resigned as President and Chief Executive Officer, and Will McGuire joined the Company as Director, President and Chief Executive Officer.
6.	Mr. Moses became the Company's Commercial Vice President, the Americas in May 2015. Mr. Moses resigned as an executive officer effective March 28, 2016.
7.	Mr. Okland became the Company's Commercial Vice President, U.S. and Canada in March 2016.

Executive Officer Employment Agreements

We have no long term employment agreements with any of our executive officers and all of our executive officers are at will employees. We entered into an at-will Executive Employment Agreement as of June 19, 2015 with Will McGuire, our Chief Executive Officer, by which principally we agreed to:

•	appoint him Chief Executive Officer and President effective no later than August 18, 2015,

•	pay him an annual salary of $390,000,

•	issue him upon Board approval 190,000 RSUs,

•	grant him upon Board approval an option under our equity incentive plan to purchase 420,000 shares of our common stock,

•	make him eligible for annual bonuses at Board discretion,

•	provide him with various benefits including vacation and sick leave,

•	provide life insurance in the amount of $300,000,

•	reimburse reasonable commuting and relocation costs,

•	provide him his annual base salary and targeted bonus if we terminate his employment without cause, or if such employment is terminated as a result of a change of control, for a period of 12 months.

A copy of our Executive Employment Agreement with Will McGuire is attached as an exhibit to our Form 8-K filed with the Commission on June 25, 2015 and the description above is qualified in its entirety by reference to that agreement.

In December 2016 the Board of Directors approved the following executive and management compensation policies:

•        Adopted a “double-trigger” change of control severance plan for the company’s Chairman, Chief Executive Officer and officers who report directly to the Chief Executive Officer. The two triggers for payment of severance are (1) a change of control and (2) a “qualifying” termination, which would be termination without cause by a buyer or a voluntary resignation for good reason. A change of control is defined to include (i) an acquisition or merger in which 50% or more of outstanding voting power changes hands, and (ii) a transaction in which the sale of all or substantially all of the company’s assets occurs.

 •        For the Chairman and Chief Executive Officer, cash severance includes one year of salary continuation, bonus equal to a prorated amount for the year-to-date bonus earned but not yet paid, 100% of target bonus for the cash severance period, and a continuation of health insurance benefits for the severance period. For officers who report directly to the Chief Executive Officer, cash severance includes six months of salary continuation, bonus equal to a prorated amount for the year-to-date bonus earned but not yet paid, 100% of target bonus for the cash severance period, and a continuation of health insurance benefits for the severance period

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OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding unexercised, unvested, and/or unearned equity awards that were held as of December 31, 2016 by our named executive officers. Unless otherwise noted, all awards expire 10 years after the grant date.

	Option Awards(1)					Stock Awards
Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)

Will McGuire	08/17/15	131,250	288,750	(3)	12.43	12/1/15	130,625(5)	257,331
	01/21/16	—	21,290	(3)	4.10

Robert J. Greenberg, M.D., Ph.D.	01/01/07	30,625	—		5.00
	02/01/08	23,750	—		5.00
	11/01/08	150,000	—		5.00
	02/01/09	33,750	—		5.00
	02/01/10	103,750	—		5.00
	03/01/11	41,563	—		5.00
	03/01/12	38,750	—		5.00
	01/01/14	125,000	—	(4)	4.25
	04/01/14	23,438	23,437	(2)	5.00
	09/26/14	207,330	207,329	(2)	9.00
	03/25/15	7,813	23,437	(2)	13.09
	01/21/16	—	57,563	(3)	4.10

Thomas B. Miller	08/01/14	87,500	87,500	(2)	7.00
	03/25/15	3,227	9,680	(2)	13.09
	01/21/16	—	38,225	(3)	4.10

Gregoire Cosendai	11/01/08	20,000	—		5.00
	02/01/09	5,081	—		5.00
	05/01/09	10,000	—		5.00
	02/01/10	14,475	—		5.00
	06/01/10	2,125	—		5.00
	12/01/10	25,000	—		5.00
	03/01/11	6,650	—		5.00
	03/01/12	7,750	—		5.00
	04/01/14	5,469	5,468	(2)	5.00
	09/26/14	25,505	25,504	(2)	9.00
	03/25/15	1,563	4,687	(2)	13.09
	01/21/16	—	11,513	(3)	4.10

Stephen Okland	04/04/16	—	150,000	(3)	5.16

Edward Randolph	08/01/07	50,000	—		5.00
	02/01/08	2,290	—		5.00
	11/01/08	25,000	—		5.00
	02/01/09	6,750	—		5.00
	02/01/10	20,750	—		5.00
	03/01/11	8,313	—		5.00
	03/01/12	7,750	—		5.00
	04/01/14	5,469	5,468	(2)	5.00
	09/26/14	32,948	32,947	(2)	9.00
	03/25/15	1,563	4,687	(2)	13.09
	01/21/16	—	11,513	(3)	4.10

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(1) Excludes options to acquire 1,609,920 shares of common stock granted on January 3, 2017 with an exercise price of $1.97 per share, which was the closing price of Company’s shares on the effective date of grant. The options vest over a four year term of which one-fourth vests on the one year anniversary of the date of grant, with the remaining options vesting quarterly over three years thereafter. The individual option grants were made as follows: options to acquire 256,410 shares granted to Dr. Greenberg; options to acquire 571,330 shares granted to Mr. McGuire; options to acquire 181,980 shares granted to Mr. Miller; options to acquire 220,840 shares granted to Mr. Okland; options to acquire 151,170 shares granted to Mr. Randolph; and options to acquire 228,190 shares granted Mr. Cosendai.

(2) Vests in equal annual tranches on the first four anniversary dates of the grant.

(3) Vests over a four year term, with 25% vesting on the one year anniversary date of the grant and thereafter vesting in 12 equal quarterly installments of 6.25%.

(4) Vested 100% on grant.

(5) Vests over a four year term, with 25% vesting on the one year anniversary of Mr. McGuire’s employment start date and thereafter vesting in 12 equal installments of 6.25% on the quarterly anniversaries of Mr. McGuire’s start date.

Equity Compensation Plan Information

We currently maintain equity compensation plans that provide for the issuance of our Common Stock to our officers, employees, and certain consultants upon the exercise or vesting of stock options and upon the vesting of restricted stock units. These plans are our:

•	The 2011 Equity Incentive Plan (the “2011 Plan”).
•	2015 Employee Stock Purchase Plan (the “2015 ESPP”).
•	Equity Incentive Plan – Restricted Stock Units (the “RSU Plan”).

The 2011 Plan and the 2015 ESPP have been approved by our shareholders. The RSU Plan was adopted by our Board on December 1, 2015, in connection with a grant of 190,000 inducement restricted stock units granted to Will McGuire, the Company’s President and Chief Executive Officer, upon his joining the Company. In January 2014, the Company granted a stock option to its current Chairman, who at that time was the Chief Executive Officer, to purchase 125,000 shares of common stock at an exercise price of $4.25 per share, exercisable for a period of three years from the date of grant. The stock option grant was fully vested on the date of issuance and was intended to replace an earlier stock option grant with the same exercise price that had expired in January 2014. The stock option was not granted pursuant to a plan approved by shareholders.

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The following table summarizes information about outstanding stock options, restricted stock units, and shares reserved for future issuance as of December 31, 2016 under the Company’s equity incentive plans described above:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2011 Plan (2)	3,541,812	$7.34	2,638,507
2015 ESPP (3)	0	-	108,286
	3,541,812	$7.34	2,746,793
Equity compensation plans not approved by security holders:
RSU Plan	130,625	$0.00	0
Other	125,000	$4.25	0
	255,625	$4.25	0
Total	3,797,437	$7.23	2,746,793

(1)	The weighted-average exercise price of outstanding options does not take into account outstanding RSUs since they do not have an exercise price.
(2)	All such shares are issuable upon the exercise of outstanding stock options.
(3)	On January 1 of each year, the number of shares authorized and reserved for issuance under the 2015 ESPP automatically increases by the lesser of (i) 100,000 shares; or (ii) a number of shares equal to 1.0% of the Company’s outstanding shares on the last day of our prior fiscal year. On January 1, 2017, the number of shares authorized and reserved for issuance under the 2010 ESPP was increased by 100,000 shares.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

All of our executive officers are at will employees. All of the option awards and stock awards granted to the Company’s executives include change-in-control arrangements whereby any unvested stock options would vest as a result of change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•	each of our directors;

•	each of our current named executive officers as well as any additional individuals identified as named executive officers in the section of this report titled “Executive Compensation”;

•	all of our directors and executive officers as a group; and

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•	each person known by us to beneficially own 5% or more of our common stock.

The column entitled “Percentage Beneficially Owned” is based on a total of 56,365,629 shares of our common stock outstanding as of April 15, 2017.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of April 15, 2017 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of April 15, 2017 are considered to be outstanding. These shares, however, are not considered outstanding as of April 15, 2017 when computing the percentage ownership of each other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned

Gregg Williams (1)	26,858,981	42.1%
William J. Link (2)	4,515,622	8.0%
Robert J. Greenberg, M.D., Ph.D. (3)	840,576	1.5%
Thomas B. Miller (4)	251,689	*
Jonathan Will McGuire (5)	250,202	*
Edward Randolph (6)	168,751	*
Gregoire Cosendai, Ph.D. (7)	145,275	*
Aaron Mendelsohn (8)	127,109	*
Steve Okland (9)	42,310	*
Matthew Pfeffer (10)	28,625	*

All current directors and executive officers as a group (10 persons) (11)	33,229,140	50.9%

*      Represents beneficial ownership of less than one percent.

1.	Includes (i) 4,358,082 shares held by the Sam Williams Family Investments LLC and 214,921 shares of common issuable to the Sam Williams Family Investments LLC upon exercise of warrants, (ii) 1,484,254 shares owned by Williams International Co., LLC and 240,000 shares of common stock issuable to Williams International Co., LLC upon exercise of warrants and (iii) 13,542,298 shares owned by the Gregg G. Williams 2006 Trust and 7,019,426 shares of common stock issuable to Greg G. Williams 2006 Trust upon exercise of warrants. Greg Williams has voting and dispositive power over all of these shares.
2.	Includes 4,370,964 shares held by Versant Venture Capital II, L.P.(“VVC”), 82,949 shares held by Versant Affiliates Fund II-A, L.P. (“VAF”), 39,062 shares held by Versant Side Fund II, L.P., and 22,647 shares held directly by Mr. Link. Mr. Link is managing director of Versant Ventures II, LLC, the general partner of VVC, VAF and VSF and may be deemed a beneficial owner of these shares.
3.	Includes 667,665 shares subject to options held by Dr. Greenberg which are exercisable or become exercisable within 60 days of April 15, 2017.
4.	Includes 105,900 shares subject to options held by Mr. Miller which are exercisable or become exercisable within 60 days of April 15, 2017 and 67,435 shares of common stock issuable to Mr. Miller upon exercise of warrants.
5.	Includes 190,404 shares subject to options held by Mr. McGuire which are exercisable or become exercisable within 60 days of April 15, 2017 and 6,794 shares of common stock issuable to Mr. McGuire upon exercise of warrants.
6.	Includes 168,729 shares subject to options held by Mr. Randolph which are exercisable or become exercisable within 60 days of April 15, 2017.
7.	Includes 131,514 shares subject to options held by Mr. Cosendai which are exercisable or become exercisable within 60 days of April 15, 2017 and 3,366 shares of common stock issuable to Mr. Consedai upon exercise of warrants.
8.	Includes 54,877 shares owned by Mr. Mendelsohn individually and 72,232 shares of common stock issuable to Mendelsohn Family Enterprises LLC upon exercise of warrants.

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9.	Includes 37,500 shares subject to options held by Mr. Okland which are exercisable or become exercisable within 60 days of April 15, 2017.
10.	Includes 5,582 shares subject to currently exercisable warrants held by Mr. Pfeffer.
11.	Includes all of the shares described in notes 1 through 10 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Lease

We lease our office and laboratory space in Sylmar, California under an operating lease originally entered into with Mann Biomedical Park, LLC, an entity affiliated with Alfred Mann, one of our co-founders and former member of our Board. We entered into the lease of our Sylmar facility effective February 2012, for a term of five years that was to expire on February 28, 2017. This lease included rental of additional space commencing January 1, 2013 and we obtained a five year option to renew. The lease required us to pay real estate taxes, insurance and common area maintenance each year, and was subject to periodic cost of living adjustments. In April 2014, we entered into a new lease with the term ending on February 28, 2022. The new lease provides us with a five year option to renew, requires us to pay real estate taxes, insurance and common area maintenance each year and includes automatic increases each year. In November 2014, the property of which our premises are a part was sold to a non-affiliated third party. See Note 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. In the opinion of management the terms of this lease are no less favorable than those that might be obtained from an unaffiliated third party.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF
STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

For any stockholder proposal, to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2018 annual meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 12744 San Fernando Road, Suite 400, Sylmar, California 91342 on or before January 12, 2018. Our Board will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after that date shall be considered untimely and shall not be made a part of our proxy materials.

A stockholder who wishes to make a proposal at the next annual meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next annual meeting will have discretionary authority to vote on the proposal.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the financial statements and management’s discussion and analysis of financial condition and results of operations. The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Thomas B. Miller, Chief Financial Officer and Corporate Secretary of Second Sight Medical Products, Inc, 12744 San Fernando Road, Suite 400, Sylmar, California 91342, telephone number (818) 833-5000.

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Appendix A

SECOND SIGHT MEDICAL PRODUCTS, INC.

2015 Employee Stock Purchase Plan, AS AMENDED

The Board of Directors of the Company has adopted this Second Sight Medical Products, Inc. 2015 Employee Stock Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or other cash contributions, to purchase shares of Common Stock. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates. The Plan was amended by the Board of Directors of the Company on February 28, 2017, contingent upon approval of the stockholders of the Company, to increase the stated number of shares of common stock issuable under the Plan, as hereinafter provided. The provisions of the Plan are set forth below:

1.           Definitions

(a)          “Board” means the Board of Directors of the Company.

(b)          “Code” means the Internal Revenue Code of 1986, as amended.

(c)          “Committee” means a committee of, and designated from time to time by resolution of, the Board.

(d)          “Common Stock” means the Company’s common stock, no par value per share.

(e)          “Company” means Second Sight Medical Products, Inc., a California corporation.

(f)          “Effective Date” means May 15, 2015, subject to approval of the Plan by the Company’s stockholders on such date, the Plan having been adopted by the Board on March 25, 2015.

(g)          “Fair Market Value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date, or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

(h)          “Offering Period” means the period determined by the Committee pursuant to Section 8, which period shall not exceed twenty-seven (27) months, during which payroll deductions or other cash payments are accumulated for the purpose of purchasing Common Stock under the Plan.

(i)          “Participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(f) of the Code and the regulations thereunder), except such companies or other trades or businesses which the Board or the Committee specifically excludes by resolution from participating in the Plan.

(j)          “Plan” means this Second Sight Medical Products, Inc. 2015 Employee Stock Purchase Plan as hereby amended.

(k)          “Purchase Period” means the period designated by the Committee on the last trading day of which purchases of Common Stock are made under the Plan.

(l)          “Purchase Price” means the purchase price of each share of Common Stock purchased under the Plan.

2.           Shares Subject to the Plan

(a)          Subject to adjustment as provided in Section 27, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is hereby increased from 250,000 shares to 750,000 shares of common stock. In addition, the number of shares of Common Stock available for purchase by participating employees under the Plan shall automatically increase on January 1st of each year, commencing January 1, 2016 and continuing until the expiration of the Plan, in an amount equal to the lesser of (a) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (b) 100,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b)          The shares of Common Stock issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.           Administration

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee, nor any of their agents or designees shall be liable for any act, failure to act, or determination made in good faith with respect to the Plan.

4.            Interpretation

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Code, and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan; to prescribe, amend, and rescind rules relating to it; and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final, binding, and conclusive upon all persons.

5.            Eligible Employees

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is less than twenty (20) hours per week; and (b) an employee who, after exercising his or her rights to purchase shares of Common Stock under the Plan, would own (directly or by attribution pursuant to Section 424(d) of the Code) shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Company or any of its Participating Affiliates approves or which meets the requirements of Treasury Regulations section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Board or the Committee may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.            Participation in the Plan

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form in such written, electronic, or other format, or pursuant to such written, electronic, or other process, as may be provided by or established by the Committee from time to time and submitting that election to the Company’s Payroll Department or as otherwise directed by the Committee. The election will authorize: (a) payment of the Purchase Price by payroll deductions, and if authorized by the Committee, payment of the Purchase Price by means of periodic cash payments from participating employees; and (b) the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of an Offering Period following or concurrent with the Company’s receipt of such election.

7.            Offerings

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 6), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. Pursuant to Section 6, the Committee shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 16 through 21.

8.           Offering Periods and Purchase Periods

The Committee shall determine the Offering Periods and Purchase Periods. The first Offering Period under the Plan shall commence on the date determined by the Committee. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Committee.

9.           Rights to Purchase Common Stock; Purchase Price

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The Purchase Price of each share of Common Stock shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the Fair Market Value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period.

10.         Timing of Purchase

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 17 through 21, such employee will be deemed to have automatically exercised his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 16) for the number of shares of Common Stock that the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 15 and subject to adjustment under Section 27.

11.         Purchase Limitation

Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its Participating Affiliates shares of Common Stock having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period; provided, however, that the Committee may in its discretion, prior to the start of an Offering Period, set a limit on the number or value of shares of Common Stock an employee may purchase during the Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares of Common Stock purchased during such period and will thereupon have all dividend, voting, and other ownership rights incident thereto, except as otherwise provided in Section 12. Notwithstanding the foregoing, no shares of Common Stock shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 26.

12.         Issuance of Stock Certificates and Sale of Plan Shares

On the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Purchase Period. Shares of Common Stock purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Board or the Committee. The Agent may hold the shares of Common Stock purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees.

The Committee shall have the right to require any or all of the following with respect to shares of Common Stock purchased under the Plan:

(a)          that a participating employee may not request that all or part of the shares of Common Stock be reissued in the employee’s own name and the stock certificates delivered to the employee until two (2) years (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(b)          that all sales of shares of Common Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(c)          that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Common Stock were purchased pursuant to the Plan.

13.         Withholding of Taxes

To the extent that a participating employee recognizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee under the Plan. Any participating employee who sells or otherwise transfers shares of Common Stock purchased under the Plan within two (2) years after the beginning of the Offering Period in which the shares were purchased must within thirty (30) days of such transfer notify the Company’s Payroll Department in writing of such transfer.

14.         Account Statements

The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares of Common Stock purchased for the employee’s account, the Purchase Price of the shares purchased for the employee’s account, and the number of shares held for the employee’s account at the end of the Purchase Period.

15.         Participation Adjustment

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 2 is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10, a participation adjustment will be made, and the number of shares of Common Stock purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

16.         Changes in Elections to Purchase

(a)          Ceasing Payroll Deductions or Periodic Payments. A participating employee may, at any time prior to the last trading day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i)          The employee’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(ii)         Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

(b)          Decreasing Payroll Deductions During a Purchase Period. A participating employee may decrease his or her rate of contribution once during a Purchase Period (but not below ten dollars ($10.00) per pay period) by delivering to the Company a new form regarding election to participate in the Plan under Section 6.

(c)          Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period. Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 6.

17.         Termination of Employment

In the event a participating employee’s employment with the Company or a Participating Affiliate terminates, or is deemed terminated, for any reason other than death prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed, and the employee’s option to purchase will terminate.

18.         Authorized Leave of Absence or Disability

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to an authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such participating employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed, and if such employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within ten (10) days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect:

(a)          To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b)          Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c)          Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on authorized leave of absence or disability on the last day of the Purchase Period who is still an eligible employee under Section 5 shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing Sections 18(a), 18(b), and 18(c). If any employee fails to deliver such written notice within ten (10) days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected Section 18(c).

19.         Death

In the event of the death of a participating employee while the employee’s option to purchase shares under the Plan is in effect, the legal representatives of such employee may, within three (3) months after the employee’s death (but no later than the last day of the Purchase Period) by written notice to the Company or Participating Affiliate, elect one of the following alternatives:

(a)          The employee’s option to purchase shall be reduced to the number of shares that may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

(b)          Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or Participating Affiliate within the prescribed period, the election to purchase shares shall terminate, and the amount then credited to the employee’s account shall be paid to such legal representatives.

20.         Failure to Make Periodic Cash Payments

Under any of the circumstances contemplated by this Plan, where the purchase of shares of Common Stock is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

21.         Termination of Participation

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated, if (a) the Board elects to terminate the Plan as provided in Section 26, (b) the employee ceases to be eligible to participate in the Plan under Section 5, or (c) in accordance with Sections 17 and 18. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares of Common Stock held in the employee’s account. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

22.         Transfer; Assignment

No participating employee may transfer or assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law, or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). During a participating employee’s lifetime, only such participating employee may exercise his or her rights to purchase shares of Common Stock under the Plan. Once a stock certificate has been issued to the employee or the employee’s estate for his or her account, such certificate may be assigned the same as any other stock certificate.

23.         Application of Funds

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

24.         No Right to Continued Employment

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee’s employment at any time.

25.         Amendment of the Plan

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company, no amendment shall be made (a) increasing the number of shares specified in Section 2 that may be made available for purchase under the Plan (except as provided in Section 27) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

26.         Term and Termination of the Plan

The Plan shall be effective as of the Effective Date. The Board may suspend or terminate the Plan at any time and for any reason or for no reason, provided that such suspension or termination shall not impair any rights of participating employees that have vested at the time of suspension or termination. In any event, the Plan shall, without further action of the Board, terminate on the tenth (10th) anniversary of the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 2 have been issued.

27.         Changes in Capitalization

(a)          Changes in Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Common Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan and (ii) the Purchase Price per share.

(b)          Reorganization in Which the Company Is the Surviving Corporation. Subject to Section 27(c), if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger, or consolidation.

(c)          Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 12, the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board or the Committee shall send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the Plan will be terminated.

(d)          Adjustments. Adjustments under this Section 27 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e)          No Limitations on Company. The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

28.         Governmental Regulation

The Company’s obligation to issue, sell, and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance, or sale of such shares.

29.         STockholder Rights

Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies, and other materials distributed by the Company to its stockholders. There will be no charge to participating employees in connection with such notices, proxies, and other materials. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions.

30.         Rule 16B-3

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in this Plan, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

31.         Payment of Plan Expenses

The Company will bear all costs of administering and carrying out the Plan.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342.

VOTE ON INTERNET Go to http://www.[ ] and log-on using the below control number.

CONTROL #

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999	VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON If you would like to vote in person, please attend the Annual Meeting to be held on June 6, 2017 at 10:00 a.m.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Common Stock

▼    DETACH PROXY CARD HERE TO VOTE BY MAIL     ▼

(1)	Election of Directors:
☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

1a Will McGuire 1b Robert J. Greenberg M.D. Ph.D. 1c William J. Link
1d Aaron Mendelsohn 1e Gregg Williams 1f Matthew Pfeffer

Second Sight Medical Products, Inc. proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the nominees in their sole discretion. If you wish to cumulate your votes, please mark here and write in your instructions on the reverse side. ☐

(2)	To approve an amendment to our 2011 Equity Incentive Plan that will increase the maximum number of shares of common stock that may be issued under the Plan from 7.5 million shares to 9.5 million shares of common stock under the Plan.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3)	To approve an amendment to the 2015 Employee Stock Purchase Plan that will increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(4)	To ratify the appointment of Gumbiner Savett Inc. as our independent registered public accounting firm for 2017.
☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	Signature	Signature, if held jointly

 Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address.	☐

SECOND SIGHT MEDICAL PRODUCTS, INC.

ANNUAL GENERAL MEETING

June 6, 2017

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SECOND SIGHT MEDICAL PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Will McGuire, President and Chief Executive Officer, and Thomas B. Miller, Chief Financial Officer, or either of them, with full power of substitution to each of them, as proxies to represent and vote all shares of common stock of Second Sight Medical Products, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 6, 2017, at 10:00 a.m. at Second Sight Medical Products, Inc. offices, 12744 San Fernando Road, Suite 400, Sylmar, California, USA, 91342 and at any adjournments or postponements thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed.  If no direction is made, the proxy shall be voted FOR the election of the six (6) nominees, FOR approval of an amendment to the 2011 Equity Incentive Plan that will increase the maximum number of shares of common stock that may be issued under the Plan from 7.5 million shares to 9.5 million shares of common stock, FOR approval of an amendment to the 2015 Employee Stock Purchase Plan that will increase the maximum stated number of shares of common stock which may be issued under the plan from 250,000 shares to 750,000 shares, FOR ratification of the Company’s independent registered public accounting firm for 2017 and, in the case of other matters that legally come before the meeting, as said proxy(s) may deem advisable.

Please check here if you plan to attend the Annual Meeting of Stockholders on June 6, 2017 at 10:00 AM. ☐

(Continued and to be signed on Reverse Side)

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